Exhibit 10.1

AGREEMENT

This AGREEMENT (“Agreement”) is made and entered into as of April 27, 2009, by and among Island Broadcasting Company, a New York general partnership (“Island”), Echo Broadcasting Group, Inc., a New York corporation (“Echo”) and Mega Media Group, Inc., a Nevada corporation (“Mega,” and together with Island and Echo, the “Parties,” an each, a “Party”).

Recitals

A.  Island and Echo are parties to that certain Time Brokerage Agreement, dated November 1, 2005, as amended November 9, 2007, and further amended January 9, 2009 (the “TBA”), relating to the programming provided by Echo to Island’s low power television station’s ancillary audio service operating on 87.74 mHz at New York, New York; and

B.  For purposes of further amending and clarifying the terms of the TBA, primarily with respect to Echo’s payment of fees to Island pursuant thereto, Island and Echo have agreed to execute an Amended and Restated Time Brokerage Agreement of even date herewith (the “Amended and Restated TBA”); and

C.  Island’s willingness to execute the Amended and Restated TBA is conditioned upon the satisfaction of unpaid fees owed by Echo to Island under the TBA; and

D.  Mega, the parent company of Echo, is willing to satisfy Echo’s payment obligations to Island under the TBA by issuing to Island that number of shares of Mega common voting stock which, when combined with Island’s currently held shares of Mega common voting stock, will equal a 9.9% common voting stock interest in Mega, in accordance with the terms and conditions set forth below, and Island is willing to acquire such shares of Mega common voting stock in satisfaction of Echo’s payment obligations under the TBA in accordance with the terms and conditions set forth below.

Now, therefore, for and in consideration of the mutual covenants herein contained, the Parties, intending to be legally bound, agree as follows:

1.           Acknowledgement of Payment Obligation Under the TBA.  Echo and Mega hereby acknowledge that as of the date hereof, Echo owes to Island the sum of $1,090,000.00 (One Million Ninety Thousand Dollars) in unpaid fees under the TBA (the “Obligation”).

2.           Satisfaction of Obligation.  The Obligation shall be satisfied in accordance with the following terms and conditions:

a.  Issuance of Mega Common Voting Stockto Island.  The Parties acknowledge that Island currently holds 4,000,000 shares of Mega common voting stock.  Within three business days of the execution of this Agreement, Mega shall issue to Island that number of additional shares of Mega common voting stock that will immediately increase Island’s holdings in Mega to 9.9% of the issued and outstanding Mega common voting stock, and Mega shall immediately thereafter deliver to Island stock certificates evidencing the issuance of such additional shares of Mega common voting stock to Island.

b.  Satisfaction of Obligation.  Island acknowledges and agrees that the issuance of Mega common voting stock to Island as provided in Paragraph 2(a) above, and the non-dilution of Island’s interest in Mega common voting stock, as set forth in Paragraph 2(b) above, shall satisfy the Obligation, and Mega and Echo acknowledge and agree that Island shall have no obligation to provide any other consideration for any shares of Mega common voting stock issued to Island pursuant to this Agreement.

3.           Representations and Warranties of Mega.  Mega hereby represents and warrants to Island as follows:

a.  Due Authorization. Mega has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, and this Agreement has been duly authorized and validly executed and delivered by Mega and constitutes a legal, valid and binding agreement of Mega enforceable against Mega in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity.

b.  Non-Contravention. The execution and delivery of this Agreement, the issuance of shares of Mega common voting stock  to Island under this Agreement, the fulfillment of the terms of this Agreement and the consummation of the transactions contemplated hereby will not (A) conflict with or constitute a violation of, or default (with or without the giving of notice or the passage of time or both) under, (i) any material bond, debenture, note or other evidence of indebtedness, or under any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which Mega is a party or by which it or its properties or assets are bound, (ii) the charter, by-laws or other organizational documents of Mega, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to Mega or its properties or assets, or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of Mega or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which Mega is a party or by which any of it or its properties or assets are bound or to which any of the property or assets of Mega is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States is required for the execution and delivery of this Agreement and the valid issuance of shares of Mega common voting stock to Island pursuant to this Agreement, other than such as have been made or obtained, and except for any securities filings required to be made under federal or state securities laws.

c.  Capitalization. As of the date hereof, the authorized capital stock of Mega consists of 500,000,000 shares of common stock, par value $0.001 per share,  As of the date hereof , there are 270,474,063 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding.  The number of shares of Mega common voting stock to be immediately issued to Island pursuant to this Agreement shall be 25,279,614 which, along with the 4,000,000 shares of Mega common voting stock currently held by Island, amounts to 9.9% of the issued and outstanding shares of Mega common voting stock .  The shares of Mega common voting stock  to be issued pursuant to this Agreement have been duly authorized, and when issued in accordance with the terms of this Agreement will be duly and validly issued, fully paid and non-assessable.  No preemptive right, co-sale right, right of first refusal or other similar right exists with respect to the shares of Mega common voting stock to be issued to Island.

d.  No Violations.  Mega is not (i) in violation of its charter, bylaws, or other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to Mega, which violation, individually or in the aggregate, would have a material adverse effect on the business or financial condition of Mega or (ii) in default (and there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which Mega is a party or by which Mega is bound or by which the properties or assets of Mega are bound, which would be reasonably likely to have a material adverse effect upon the business or financial condition of the Company.

4.           Representations and Warranties of Island.  Island hereby represents and warrants to Mega and Echo as follows:

Power and Authority. (i) Island has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and (ii) this Agreement constitutes a valid and binding obligation of Island enforceable against Island in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity.

5.           Covenant of Mega. In recognition of the fact that each stock certificate issued to Island pursuant to this Agreement shall be issued with a restrictive legend because all shares of Mega common voting stock issued to Island hereunder are restricted securities within the meaning of applicable rules and regulations of the Securities and Exchange Commission (“SEC”), after such shares become freely tradable in accordance with applicable SEC rules and regulations and upon the request of Island, Mega shall take all necessary steps to obtain the removal of the restrictive legends on such stock certificates and shall take any other steps reasonable necessary to permit Island to offer such shares for sale.

6.           Miscellaneous.

(a)           Entire Agreement.  This Agreement embodies the entire agreement and understanding of the Parties and supersedes any and all prior agreements, arrangements and understandings relating to matters provided for herein.  No amendment, waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement will be effective unless evidenced by an instrument in writing signed by the Parties.

(b)           Headings. The headings to the paragraphs of this Agreement are for convenience only and will not control or affect the meaning or construction of any of the provisions of this Agreement.

(c)           Governing Law.  The construction and performance of the Agreement will be governed by the laws of the State of New York, without regard to the application of conflicts of law principles.

(d)           Notices.  Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly delivered and received on the date of personal delivery; on the third day after deposit in the U.S. mail if mailed by registered or certified mail, postage prepaid and return receipt requested; and on the day after delivery to a nationally recognized overnight courier service if sent by an overnight delivery service for next morning delivery, and shall be addressed to the Parties at the following addresses:

To Island:                              Island Broadcasting Company
c/o Richard Bogner
4 Hunters Lane
Roslyn, New York  11576

With a copy to:                    Shelley Sadowsky, Esquire
Dickstein Shapiro LLP
1825 Eye Street, NW
Washington, D.C.  20006-5403

To Echo:                                Echo Broadcasting Group, Inc.
1122 Coney Island Avenue, STE 210
Brooklyn, NY 11230
Attention:  Alex Shvarts

With copy to:                        Michael R. Koblenz, Esquire
Mound Cotton Wollan Greengrass
One Battery Park Plaza
24 Whitehall Street
New York, NY 10004

To Mega:                               Mega Media Group, Inc.
1122 Coney Island Avenue, STE 210
Brooklyn, NY 11230
                Attention:  Alex Shvarts

The Parties may change their addresses for the purpose of notice by giving notice of such change in accordance with the provisions of this paragraph.

(e)           Severability.  If any provision of this Agreement or the application thereof to any person or circumstances shall be determined in any judicial or administrative proceeding to be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

(f)           Beneficiaries.  Nothing in this Agreement, express or implied, is intended to confer on any person other than Island, Echo and Mega and their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

(g)           Further Assurances.  The Parties agree to perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by law or as any Party hereto may reasonably require, to implement and/or give effect to this Agreement and the transactions contemplated by it and for the purpose of vesting in Island the shares of Mega common voting stock to be issued to it pursuant to this Agreement.

                                (h)           Resolution of Disputes.  The Parties agree to mediate any dispute or claims arising between them out of this Agreement before resorting to arbitration.  The Parties agree to submit any dispute to mediation before the American Arbitration Association (“AAA”).   Mediation fees, if any, shall be divided equally between the Parties.  If any Party commences an arbitration or court action based on a dispute or claim under this Agreement without first attempting to resolve the matter through mediation, then in the discretion of the arbitrators or judge, that Party shall not be entitled to recover attorneys’ fees even if such fees would otherwise be available to that Party in any such arbitration.  The Parties further agree that any dispute or claim in law or equity arising between them out of this Agreement which is not settled through mediation, shall be decided by neutral, binding arbitration and not by court action.  The dispute shall be submitted to binding arbitration in accordance with the rules of AAA, however, the Parties may agree in writing to use different rules and/or arbitrators.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

(i)           Counterpart Signatures.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, [and shall become effective when one or more counterparts have been signed by each Party and delivered to the other parties].  Each Party shall be bound by its facsimile or PDF signature.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the day and year first above written.

ISLAND BROADCASTING COMPANY

By:__________________________
Richard D. Bogner, Partner

ECHO BROADCASTING GROUP, INC.

By:__________________________

     Name:
     Title: President

MEGA MEDIA GROUP, INC.

By:____________________________
     Name:
     Title